As filed with the Securities and Exchange Commission on March 13, 2006
                                                  Registration No. 333-333-53575
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                     TO THE
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            PROFILE TECHOLOGIES, INC.
                  --------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

            Delaware                                            91-1418002
--------------------------------                           ---------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

                            2 Park Avenue, Suite 201
                               Manhasset, NY 11030

                                 (516) 365-1909

          (Address and Telephone Number of Principal Executive Offices)
               (Address of Principal Place of Business or Intended
                          Principal Place of Business)


                                  HENRY GEMINO
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                            2 Park Avenue, Suite 201
                               Manhasset, NY 11030

                                 (516) 365-1909

            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                              PATRICIA NEUMAN, ESQ.
                                MCGUIREWOODS LLP
                              50 NORTH LAURA STREET
                                   SUITE 3300
                           JACKSONVILLE, FLORIDA 32202
                                 (904) 798-2627

Approximate Date of Commencement of Proposed Sale to the Public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
|-|

                          DEREGISTRATION OF SECURITIES

Profile Technologies, Inc. (the "Registrant") filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-53575), as amended (the "Registration Statement"), to register for resale by the selling securityholders named therein, 355,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), issuable on exercise of warrants (the "Warrants"). The offering contemplated by the Registration Statement has terminated.

In accordance with the undertaking contained in Item 17 of the Registration Statement, the Registrant files this post-effective amendment to remove from registration under the Registration Statement all of the securites which remain unsold as of the date hereof.

Accordingly, the Registrant files this Post-Effective Amendment No. 2 to the Registration Statement to deregister all shares of Common Stock issuable on exercise of the Warrants which remain unsold as of the date hereof.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on February 27, 2006.


                                                Profile Technologies, Inc.



                                          By:   /s/ Henry Gemino
                                                --------------------------------
                                                Name:    Henry Gemino
                                                Title:   Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement was signed by the following persons in the capacities and on the dates stated:

         Signature                        Title                      Date
         ---------                        -----                      ----


                                 Chief Executive Officer
/s/ Henry Gemino                 Chief Financial Officer
-----------------                       Director               February 28, 2006
             Henry Gemino


/s/ Murphy Evans                        President
----------------                        Director               February 27, 2006
             Murphy Evans


/s/ Charles Christenson
-----------------------                 Director                March 10, 2006
          Charles Christenson


/s/ William A. Krivsky
----------------------                  Director                 March 9, 2006
          William A. Krivsky